Exhibit 99.1

The Scotts Miracle-Gro Company	NEWS
ScottsMiracle-Gro Announces Strong First Quarter Results
Driven by 23% Increase in Company-wide Sales

•	Hawthorne segment sales increase 41%; U.S. Consumer segment sales increase 8%

•	GAAP loss of $1.28 per share compared with $1.49 per share

•	Non-GAAP adjusted loss of $1.12 per share versus $1.39 per share

•	Full year guidance for sales, non-GAAP adjusted EPS and cash flow reaffirmed

MARYSVILLE, Ohio, January 29, 2020 - The Scotts Miracle-Gro Company (NYSE: SMG), one of the world’s leading marketers of branded consumer lawn and garden as well as hydroponic and indoor growing products, today announced that company-wide sales increased 23 percent in its fiscal first quarter primarily driven by strong volume growth in the Hawthorne segment.

For the quarter ended December 28, 2019, the GAAP loss from continuing operations was $1.28 per share compared with $1.49 per share in fiscal 2019. The non-GAAP adjusted loss in the first quarter was $1.12 per share compared with $1.39 per share last year. Due to the seasonal nature of the lawn and garden category, ScottsMiracle-Gro reports a loss each year during its first quarter. The Company’s full year EPS guidance is based on anticipated non-GAAP adjusted results.

“We continue to see outstanding performance across all product categories of our Hawthorne business in the United States, with double-digit growth in long-standing markets such as California and Colorado and even stronger performance in emerging markets like Michigan and Florida,” said Jim Hagedorn, chairman and chief executive officer. “Hawthorne continues to distance itself from its largest competitors as indoor growers see us as a complete solution for their needs.

“The strong momentum we saw in our U.S. Consumer segment last year also carried into fiscal 2020. We remain encouraged by the level of retailer engagement in all channels as we prepare for the upcoming lawn and garden season. As we look to the balance of the year, we remain confident in our fiscal 2020 guidance of company-wide sales growth of 4 to 6 percent, adjusted earnings in a range of $4.95 to $5.15 per share and free cash flow of approximately $300 million.”

First quarter details
For the fiscal first quarter, the Company reported sales of $365.8 million, up 23 percent from $298.1 million a year earlier. Sales for the Hawthorne segment increased 41 percent to $198.8 million driven by strong demand in nearly all categories of indoor growing equipment and supplies. U.S. Consumer segment sales increased 8 percent to $147.4 million from $136.9 million due to improved listing support with certain retail partners.

The company-wide GAAP and non-GAAP adjusted gross margin rates were 14.8 percent and 14.9 percent, respectively, compared with 11.6 percent and 12.4 percent a year ago. The changes were driven primarily by 2019 price increases and benefits from higher volume.

Selling, general and administrative expenses (SG&A) increased 3 percent to $119.8 million, in line with the Company’s internal expectations.

On a company-wide basis, GAAP loss from continuing operations was $71.3 million, or $1.28 per share, compared with $82.6 million, or $1.49 per share, for the first quarter of fiscal 2019. Those results include impairment, restructuring and other charges, as well as costs related to refinancing. Excluding those items, the non-GAAP adjusted loss was $62.4 million, or $1.12 per share, compared with $77.0 million, or $1.39 per share, last year.

“The momentum in Hawthorne and the strong listing support with our retail partners give us confidence in both major reporting segments as we prepare for the most critical months of the fiscal year,” said Randy Coleman, chief financial officer. “We also have good visibility on our commodity costs for the year and remain disciplined in managing our day-to-day expenses. Additionally, we have reinitiated share repurchases and anticipate buying shares throughout the year. The combination of all of these factors gives us confidence not only in our financial guidance, but in our ability to further enhance shareholder value.”

Conference Call and Webcast Scheduled for 9:00 a.m. EST Today, January 29
The Company will discuss results during a webcast and conference call today at 9:00 a.m. EST. To participate in the conference call, please call 800-263-0877 (Conference Code: 7298355).  A replay of the call can be heard by calling 888-203-1112.  The replay will be available for 15 days. A live webcast of the call and the press release will be available on the Company’s investor relations website at http://investor.scotts.com. An archive of the press release and accompanying information will remain available for at least a 12-month period.

About ScottsMiracle-Gro
With approximately $3.2 billion in sales, the Company is one of the world's largest marketers of branded consumer products for lawn and garden care. The Company's brands are among the most recognized in the industry. The Company's Scotts®, Miracle-Gro® and Ortho® brands are market-leading in their categories. The Company’s wholly-owned subsidiary, The Hawthorne Gardening Company, is a leading provider of nutrients, lighting and other materials used in the indoor and hydroponic growing segment. For additional information, visit us at www.scottsmiraclegro.com.

Cautionary Note Regarding Forward-Looking Statements
Statements contained in this press release, other than statements of historical fact, which address activities, events and developments that the Company expects or anticipates will or may occur in the future, including, but not limited to, information regarding the future economic performance and financial condition of the Company, the plans and objectives of the Company’s management, and the Company’s assumptions regarding such performance and plans are “forward-looking statements” within the meaning of the U.S. federal securities laws that are subject to risks and uncertainties. These forward-looking statements generally can be identified as statements that include phrases such as “guidance,” “outlook,” “projected,” “believe,” “target,” “predict,” “estimate,” “forecast,” “strategy,” “may,” “goal,” “expect,” “anticipate,” “intend,” “plan,” “foresee,” “likely,” “will,” “should” or other similar words or phrases. Actual results could differ materially from the forward-looking information in this release due to a variety of factors, including, but not limited to:

•
Compliance with environmental and other public health regulations or changes in such regulations or regulatory enforcement priorities could increase the Company’s costs of doing business or limit the Company’s ability to market all of its products;

•	Damage to the Company’s reputation or the reputation of its products or products it markets on behalf of third parties could have an adverse effect on its business;

•	The highly competitive nature of the Company’s markets could adversely affect its ability to maintain or grow revenues;

•	If the Company is unable to effectively execute its e-commerce business, its reputation and operating results may be harmed;

•
Because of the concentration of the Company’s sales to a small number of retail customers, the loss of one or more of, or significant reduction in orders from, its top customers could adversely affect the Company’s financial results;

•	Climate change and unfavorable weather conditions could adversely impact financial results;

•
Certain of the Company’s products may be purchased for use in new or emerging industries or segments and/or be subject to varying, inconsistent, and rapidly changing laws, regulations, administrative practices, enforcement approaches, judicial interpretations and consumer perceptions;

•	The Company’s operations may be impaired if its information technology systems fail to perform adequately or if it is the subject of a data breach or cyber-attack;

•	The Company may not be able to adequately protect its intellectual property and other proprietary rights that are material to the Company’s business;

•
In the event the Third Restated Marketing Agreement for consumer Roundup products terminates, or Monsanto’s consumer Roundup business materially declines the Company would lose a substantial source of future earnings and overhead expenses absorption;

•	Hagedorn Partnership, L.P. beneficially owns approximately 26% of the Company’s common shares and can significantly influence decisions that require the approval of shareholders;

•
Acquisitions, other strategic alliances and investments could result in operating difficulties, dilution and other harmful consequences that may adversely impact the Company’s business and results of operations.

Additional detailed information concerning a number of the important factors that could cause actual results to differ materially from the forward-looking information contained in this release is readily available in the Company’s publicly filed quarterly, annual and other reports. The Company disclaims any obligation to update developments of these risk factors or to announce publicly any revision to any of the forward-looking statements contained in this release, or to make corrections to reflect future events or developments.

Contact:
Jim King
Executive Vice President
Investor Relations & Corporate Affairs
(937) 578-5622

THE SCOTTS MIRACLE-GRO COMPANY
Condensed Consolidated Statements of Operations
(In millions, except for per common share data)
(Unaudited)

		Three Months Ended
	Footnotes	December 28, 2019	December 29, 2018	% Change
Net sales		$365.8	$298.1	23%
Cost of sales		311.3	261.1
Cost of sales—impairment, restructuring and other		0.3	2.5
Gross profit		54.2	34.5	57%
% of sales		14.8%	11.6%
Operating expenses:
Selling, general and administrative		119.8	116.3	3%
Impairment, restructuring and other		(2.5)	3.5
Other income, net		(0.5)	(0.4)
Loss from operations		(62.6)	(84.9)	26%
% of sales		(17.1)%	(28.5)%
Equity in income of unconsolidated affiliates		—	(1.3)
Costs related to refinancing		15.1	—
Interest expense		20.0	25.2
Other non-operating income, net		(2.6)	(2.9)
Loss from continuing operations before income taxes		(95.1)	(105.9)	10%
Income tax benefit from continuing operations		(23.8)	(23.3)
Loss from continuing operations		(71.3)	(82.6)	14%
Income from discontinued operations, net of tax		—	2.9
Net loss		$(71.3)	$(79.7)
Net (income) loss attributable to noncontrolling interest		(0.1)	0.1
Net loss attributable to controlling interest		$(71.4)	$(79.6)

Basic income (loss) per common share:	(1)
Loss from continuing operations		$(1.28)	$(1.49)	14%
Income from discontinued operations		—	0.05
Net loss		$(1.28)	$(1.44)

Diluted income (loss) per common share:	(2)
Loss from continuing operations		$(1.28)	$(1.49)	14%
Income from discontinued operations		—	0.05
Net loss		$(1.28)	$(1.44)

Common shares used in basic income (loss) per share calculation		55.8	55.3	1%
Common shares and potential common shares used in diluted income (loss) per share calculation		55.8	55.3	1%

Non-GAAP results:
Adjusted net loss attributable to controlling interest from continuing operations	(3)	$(62.4)	$(77.0)	19%
Adjusted diluted loss per common share from continuing operations	(2) (3)	$(1.12)	$(1.39)	19%
Adjusted EBITDA	(3)	$(34.7)	$(47.4)	27%
Note: See accompanying footnotes on page 8.

THE SCOTTS MIRACLE-GRO COMPANY
Segment Results
(In millions)
(Unaudited)

The Company divides its business into three reportable segments: U.S. Consumer, Hawthorne and Other. U.S. Consumer consists of the Company’s consumer lawn and garden business located in the geographic United States. Hawthorne consists of the Company’s indoor, urban and hydroponic gardening business. Other consists of the Company’s consumer lawn and garden business in geographies other than the U.S. and the Company’s product sales to commercial nurseries, greenhouses and other professional customers. In addition, Corporate consists of general and administrative expenses and certain other income/expense items not allocated to the business segments. This identification of reportable segments is consistent with how the segments report to and are managed by the chief operating decision maker of the Company.

The performance of each reportable segment is evaluated based on several factors, including income (loss) from continuing operations before income taxes, amortization, impairment, restructuring and other charges (“Segment Profit (Loss)”), which is a non-GAAP financial measure. Senior management uses Segment Profit (Loss) to evaluate segment performance because they believe this measure is indicative of performance trends and the overall earnings potential of each segment.

The following tables present financial information for the Company’s reportable segments for the periods indicated:

	Three Months Ended
	December 28, 2019	December 29, 2018	% Change
Net Sales:
U.S. Consumer	$147.4	$136.9	8%
Hawthorne	198.8	140.8	41%
Other	19.6	20.4	(4)%
Consolidated	$365.8	$298.1	23%

Segment Profit (Loss) (Non-GAAP):
U.S. Consumer	$(41.5)	$(43.1)	4%
Hawthorne	13.9	4.4	216%
Other	(3.5)	(4.0)	13%
Total Segment Loss (Non-GAAP)	(31.1)	(42.7)	27%
Corporate	(26.1)	(27.9)
Intangible asset amortization	(7.6)	(8.3)
Impairment, restructuring and other	2.2	(6.0)
Equity in income of unconsolidated affiliates	—	1.3
Costs related to refinancing	(15.1)	—
Interest expense	(20.0)	(25.2)
Other non-operating income, net	2.6	2.9
Loss from continuing operations before income taxes (GAAP)	$(95.1)	$(105.9)	10%

THE SCOTTS MIRACLE-GRO COMPANY
Condensed Consolidated Balance Sheets
(In millions)
(Unaudited)

	Footnotes	December 28, 2019	December 29, 2018	September 30, 2019

ASSETS
Current assets:
Cash and cash equivalents		$27.4	$22.6	$18.8
Accounts receivable, net		236.0	208.2	308.4
Inventories		866.1	745.4	540.3
Prepaid and other current assets		203.3	102.5	174.2
Total current assets		1,332.8	1,078.7	1,041.7
Investment in unconsolidated affiliates		—	37.3	—
Property, plant and equipment, net		545.4	519.8	546.0
Goodwill		540.9	539.7	538.7
Intangible assets, net		701.7	846.8	707.5
Other assets	(4)	335.2	202.9	194.8
Total assets		$3,456.0	$3,225.2	$3,028.7
LIABILITIES AND EQUITY
Current liabilities:
Current portion of debt		$93.8	$95.1	$128.1
Accounts payable		309.4	237.0	214.2
Other current liabilities	(4)	206.5	262.5	278.2
Total current liabilities		609.7	594.6	620.5
Long-term debt		1,969.9	2,186.2	1,523.5
Distributions in excess of investment in unconsolidated affiliate		—	21.9	—
Other liabilities	(4)	247.1	169.3	161.5
Total liabilities		2,826.7	2,972.0	2,305.5
Equity		629.3	253.2	723.2
Total liabilities and equity		$3,456.0	$3,225.2	$3,028.7

THE SCOTTS MIRACLE-GRO COMPANY
Reconciliation of Non-GAAP Disclosure Items (3)
(In millions, except per common share data)
(Unaudited)

	Three Months Ended December 28, 2019				Three Months Ended December 29, 2018
	As Reported (GAAP)	Impairment, Restructuring and Other	Costs Related to Refinancing	Adjusted (Non-GAAP)	As Reported (GAAP)	Discontinued Operations	Impairment, Restructuring and Other	Adjusted (Non-GAAP)
Gross profit	$54.2	$(0.3)	$—	$54.5	$34.5	$—	$(2.5)	$37.0
Gross profit as a % of sales	14.8%			14.9%	11.6%			12.4%
Loss from operations	(62.6)	2.2	—	(64.8)	(84.9)	—	(6.0)	(78.9)
Loss from operations as a % of sales	(17.1)%			(17.7)%	(28.5)%			(26.5)%
Loss from continuing operations before income taxes	(95.1)	2.2	(15.1)	(82.2)	(105.9)	—	(6.0)	(99.9)
Income tax benefit from continuing operations	(23.8)	0.5	(4.4)	(19.9)	(23.3)	—	(0.5)	(22.8)
Loss from continuing operations	(71.3)	1.7	(10.7)	(62.3)	(82.6)	—	(5.5)	(77.1)
Net loss attributable to controlling interest	(71.4)	1.7	(10.7)	(62.4)	(79.6)	2.9	(5.5)	(77.0)
Diluted loss per common share from continuing operations	(1.28)	0.03	(0.19)	(1.12)	(1.49)	—	(0.10)	(1.39)

Calculation of Adjusted EBITDA (3):	Three Months Ended December 28, 2019	Three Months Ended December 29, 2018
Net loss (GAAP)	$(71.3)	$(79.7)
Income tax benefit from continuing operations	(23.8)	(23.3)
Income tax expense from discontinued operations	—	2.0
Costs related to refinancing	15.1	—
Interest expense	20.0	25.2
Depreciation	14.8	14.0
Amortization	7.6	8.3
Impairment, restructuring and other charges (recoveries) from continuing operations	(2.2)	6.0
Impairment, restructuring and other charges (recoveries) from discontinued operations	—	(4.9)
Interest income	(1.9)	(2.5)
Expense on certain leases	—	0.9
Share-based compensation expense	7.0	6.6
Adjusted EBITDA (Non-GAAP)	$(34.7)	$(47.4)

Note: See accompanying footnotes on page 8.
The sum of the components may not equal due to rounding.

THE SCOTTS MIRACLE-GRO COMPANY
Footnotes to Preceding Financial Statements

(1)
Basic income (loss) per common share amounts are calculated by dividing income (loss) attributable to controlling interest from continuing operations, income (loss) from discontinued operations and net income (loss) attributable to controlling interest by the weighted average number of common shares outstanding during the period.

(2)
Diluted income (loss) per common share amounts are calculated by dividing income (loss) attributable to controlling interest from continuing operations, income (loss) from discontinued operations and net income (loss) attributable to controlling interest by the weighted average number of common shares, plus all potential dilutive securities (common stock options, performance shares, performance units, restricted stock and restricted stock units) outstanding during the period.

(3)	Reconciliation of Non-GAAP Measures

Use of Non-GAAP Measures

To supplement the financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company uses non-GAAP financial measures. The reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are shown in the tables above. These non-GAAP financial measures should not be considered in isolation from, or as a substitute for or superior to, financial measures reported in accordance with GAAP. Moreover, these non-GAAP financial measures have limitations in that they do not reflect all the items associated with the operations of the business as determined in accordance with GAAP. Other companies may calculate similarly titled non-GAAP financial measures differently than the Company, limiting the usefulness of those measures for comparative purposes.

In addition to GAAP measures, management uses these non-GAAP financial measures to evaluate the Company’s performance, engage in financial and operational planning and determine incentive compensation because it believes that these measures provide additional perspective on and, in some circumstances are more closely correlated to, the performance of the Company’s underlying, ongoing business.

Management believes that these non-GAAP financial measures are useful to investors in their assessment of operating performance and the valuation of the Company. In addition, these non-GAAP financial measures address questions routinely received from analysts and investors and, in order to ensure that all investors have access to the same data, management has determined that it is appropriate to make this data available to all investors. Non-GAAP financial measures exclude the impact of certain items (as further described below) and provide supplemental information regarding operating performance. By disclosing these non-GAAP financial measures, management intends to provide investors with a supplemental comparison of operating results and trends for the periods presented. Management believes these measures are also useful to investors as such measures allow investors to evaluate performance using the same metrics that management uses to evaluate past performance and prospects for future performance. Management views free cash flow as an important measure because it is one factor used in determining the amount of cash available for dividends and discretionary investment. Management views free cash flow productivity as a useful measure to help investors understand the Company’s ability to generate cash.

Exclusions from Non-GAAP Financial Measures

Non-GAAP financial measures reflect adjustments based on the following items:

•
Impairments, which are excluded because they do not occur in or reflect the ordinary course of the Company’s ongoing business operations and their exclusion results in a metric that provides supplemental information about the sustainability of operating performance.

•
Restructuring and employee severance costs, which include charges for discrete projects or transactions that fundamentally change the Company’s operations and are excluded because they are not part of the ongoing operations of its underlying business, which includes normal levels of reinvestment in the business.

•
Costs related to refinancing, which are excluded because they do not typically occur in the normal course of business and may obscure analysis of trends and financial performance. Additionally, the amount and frequency of these types of charges is not consistent and is significantly impacted by the timing and size of debt financing transactions.

•
Discontinued operations and other unusual items, which include costs or gains related to discrete projects or transactions and are excluded because they are not comparable from one period to the next and are not part of the ongoing operations of the Company’s underlying business.

THE SCOTTS MIRACLE-GRO COMPANY
Footnotes to Preceding Financial Statements

The tax effect for each of the items listed above is determined using the tax rate and other tax attributes applicable to the item and the jurisdiction(s) in which the item is recorded.

Definitions of Non-GAAP Financial Measures

The reconciliations of non-GAAP disclosure items include the following financial measures that are not calculated in accordance with GAAP and are utilized by management in evaluating the performance of the business, engaging in financial and operational planning, the determination of incentive compensation, and by investors and analysts in evaluating performance of the business:

Adjusted gross profit: Gross profit excluding impairment, restructuring and other charges / recoveries.
Adjusted income (loss) from operations: Income (loss) from operations excluding impairment, restructuring and other charges / recoveries.
Adjusted income (loss) from continuing operations before income taxes: Income (loss) from continuing operations before income taxes excluding impairment, restructuring and other charges / recoveries and costs related to refinancing.
Adjusted income tax expense (benefit) from continuing operations: Income tax expense (benefit) from continuing operations excluding the tax effect of impairment, restructuring and other charges / recoveries and costs related to refinancing.
Adjusted income (loss) from continuing operations: Income (loss) from continuing operations excluding impairment, restructuring and other charges / recoveries and costs related to refinancing, each net of tax.
Adjusted net income (loss) attributable to controlling interest from continuing operations: Net income (loss) attributable to controlling interest excluding impairment, restructuring and other charges / recoveries, costs related to refinancing and discontinued operations, each net of tax.
Adjusted diluted income (loss) per common share from continuing operations: Diluted net income (loss) per common share from continuing operations excluding impairment, restructuring and other charges / recoveries and costs related to refinancing, each net of tax.
Adjusted EBITDA: Net income (loss) before interest, taxes, depreciation and amortization as well as certain other items such as the impact of the cumulative effect of changes in accounting, costs associated with debt refinancing and other non-recurring or non-cash items affecting net income (loss). The presentation of adjusted EBITDA is intended to be consistent with the calculation of that measure as required by the Company’s borrowing arrangements, and used to calculate a leverage ratio (maximum of 5.00 at December 28, 2019) and an interest coverage ratio (minimum of 3.00 for the twelve months ended December 28, 2019).
Free cash flow: Net cash provided by (used in) operating activities reduced by investments in property, plant and equipment.
Free cash flow productivity: Ratio of free cash flow to net income (loss).

For the three months ended December 28, 2019, the following items were adjusted, in accordance with the definitions above, to arrive at the non-GAAP financial measures:

•
In connection with the acquisition of Sunlight Supply during the third quarter of fiscal 2018, the Company announced the launch of an initiative called Project Catalyst, which is a company-wide restructuring effort to reduce operating costs throughout the U.S. Consumer, Hawthorne and Other segments and drive synergies from recent acquisitions within the Hawthorne segment. During the three months ended December 28, 2019, the Company continued to execute on its planned facility closures and consolidations which resulted in charges of $0.3 million in the “Cost of sales—impairment, restructuring and other” line in the Condensed Consolidated Statements of Operations and charges of $0.1 million in the “Impairment, restructuring and other” line in the Condensed Consolidated Statements of Operations related to employee termination benefits and facility closure costs. Additionally, during the three months ended December 28, 2019, the Company received $2.6 million from the final settlement of escrow funds related to a previous Hawthorne acquisition that was recognized in the “Impairment, restructuring and other” line in the Condensed Consolidated Statements of Operations.

•
On October 23, 2019, the Company redeemed all of its outstanding 6.000% Senior Notes for a redemption price of $412.5 million, comprised of $0.5 million of accrued and unpaid interest, $12.0 million of redemption premium, and $400.0 million for outstanding principal amount. The $12.0 million redemption premium was recognized in the “Costs related to refinancing” line on the Condensed Consolidated Statements of Operations during the three months ended December 28, 2019. Additionally, the Company had $3.1 million in unamortized bond issuance costs associated with the 6.000% Senior Notes, which were written-off during the three months ended December 28, 2019 and were recognized in the “Costs related to refinancing” line in the Condensed Consolidated Statements of Operations.

THE SCOTTS MIRACLE-GRO COMPANY
Footnotes to Preceding Financial Statements

For the three months ended December 29, 2018, the following items were adjusted, in accordance with the definitions above, to arrive at the non-GAAP financial measures:

•
During the three months ended December 29, 2018, the Company recognized charges of $5.5 million related to Project Catalyst. During the three months ended December 29, 2018, the Company recognized employee termination benefits of $0.3 million, impairment of property, plant and equipment of $0.5 million and facility closure costs of $1.7 million in the “Cost of sales—impairment, restructuring and other” line in the Condensed Consolidated Statements of Operations. During the three months ended December 29, 2018, the Company recognized employee termination benefits of $2.5 million and facility closure costs of $0.5 million in the “Impairment, restructuring and other” line in the Condensed Consolidated Statements of Operations.

•
The Company recognized insurance recoveries of $5.0 million related to the previously disclosed legal matter In re Morning Song Bird Food Litigation for the three months ended December 29, 2018 in the “Income from discontinued operations, net of tax” line in the Condensed Consolidated Statements of Operations.

•
The Company recognized a charge of $0.5 million for a probable loss on the previously disclosed legal matter In re Scotts EZ Seed Litigation for the three months ended December 29, 2018 in the “Impairment, restructuring and other” line in the Condensed Consolidated Statements of Operations.

Forward Looking Non-GAAP Measures

In this earnings release, the Company presents its outlook for fiscal 2020 non-GAAP adjusted EPS. The Company does not provide a GAAP EPS outlook, which is the most directly comparable GAAP measure to non-GAAP adjusted EPS, because changes in the items that the Company excludes from GAAP EPS to calculate non-GAAP adjusted EPS, described above, can be dependent on future events that are less capable of being controlled or reliably predicted by management and are not part of the Company’s routine operating activities. Additionally, due to their unpredictability, management does not forecast the excluded items for internal use and therefore cannot create or rely on a GAAP EPS outlook without unreasonable efforts. The timing and amount of any of the excluded items could significantly impact the Company’s GAAP EPS. As a result, the Company does not provide a reconciliation of guidance for non-GAAP adjusted EPS to GAAP EPS, in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K.

(4)
Effective October 1, 2019, the Company adopted Accounting Standards Codification (“ASC”) 842, Leases (“ASC 842”). This guidance requires lessees to recognize a lease liability for the obligation to make lease payments and a right-of-use asset for the right to use the underlying asset for the lease term. The Company elected the optional transition method and adopted the new guidance on October 1, 2019 on a modified retrospective basis with no restatement of prior period amounts. Fiscal 2019 balances and related disclosures supporting those comparative period balances continue to be presented under ASC 840, Leases. As allowed under the new accounting standard, the Company elected to apply practical expedients to carry forward the original lease determinations, lease classifications and accounting of initial direct costs for all asset classes at the time of adoption. The Company also elected to exclude short-term leases from its Condensed Consolidated Balance Sheets. The Company’s adoption of the new standard resulted in the recognition of right-of-use assets of $129.6 million in the “Other assets” line in the Condensed Consolidated Balance Sheet, liabilities of $45.4 million in the “Other current liabilities” line in the Condensed Consolidated Balance Sheet and liabilities of $88.8 million in the “Other liabilities” line in the Condensed Consolidated Balance Sheet as of the October 1, 2019 adoption date. Adoption of the new standard did not result in a material cumulative effect adjustment to equity as of the date of adoption and did not have a material impact on the Company’s Condensed Consolidated Statements of Operations or Cash Flows.